Exhibit 3.3


                                                                Filed
                                                     Comptroller of The Currency
                                                        Northeastern District
                                                            Date 9/29/87

                             Articles of Association
                                      FNBI

For the purpose of organizing an association to carry on the business of banking under the laws of the United States, and pursuant to a certain Merger Agreement dated July 21, 1987, under the terms of which The First National Bank of Ipswich shall merge into and under the Charter and Articles of Association of The Second National Bank of Ipswich, the undersigned do enter into the following articles of association:

FIRST. The title of this association shall be The First National Bank of Ipswich.

SECOND. The main office of the association shall be in Ipswich, County of Essex, Commonwealth of Massachusetts. The general business of the association shall be conducted at its main office and its branches.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own, as required under 12 U.S.C ss. 72, a minimum of $1,000 aggregate par value of stock of this association or a like equity interest as determined by the Comptroller of the Currency in a company controlling this association.

Any vacancy in the board of directors may be filled by action of the board of directors provided, however, that a majority of the full board of directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or 1ess, and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on

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behalf of the existing bank management shall be made in writing and be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

      o     The name and address of each proposed nominee.

      o     The principal occupation of each proposed nominee.

      o The total number of shares of capital stock of the association that will be voted for each proposed nominee.

      o     The name and residence address of the notifying shareholder.

      o The number of shares of capital stock of the association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard a all votes cast for each such nominee.

FIFTH. The authorized amount of capital stock of this association shall be 700,000 shares of common stock of the par value of four dollars ($4.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him/her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution by the shareholders at the time the increase is authorized. The board of directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

The association, at any time and from time to time may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members president of this association who shall be chairperson of the

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board, unless the board appoints another director to be the chairperson. The board of directors shall have the power to appoint one or more vice presidents, and to appoint a cashier and such other officers and employees as may be required to transact the business of this association.

The board of directors shall have the power to:

      o     Define the duties of the officers and employees of the association.

      o     Fix the salaries to be paid to the officers and employees.

      o     Dismiss officers and employees.

      o Require bonds from officers and employees and to fix the penalty thereof.

      o Regulate the manner in which any increase of the capital of the association shall be made.

      o     Manage and administer the business and affairs of the association.

      o     Make all bylaws that it may be lawful for the board to make.

      o Generally to perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Ipswich, County of Essex, Commonwealth of Massachusetts, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location, without the approval of the shareholders.

EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

NINTH. The board of directors of this association, or any three (3) or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association.

TENTH. The association shall, to the extent legally permissible under Section 67 or successor provisions of the Massachusetts
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Business Corporation Law, indemnify each of its directors and officers
(including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him/her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he/she may be involved or with which he/she may be threatened, while in office or thereafter, by reason of his/her being or having been such a director or officer, except with respect to any matter as to which he/she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his/her action was in the best interest of the association (any person serving another organization in one or more of the indicated capacities at the request of the association who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his/her action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the association) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the association, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his/her action was in the best interest of the association; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by an interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding shall be paid from time to time by the association in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the association if it is ultimately determined that indemnification for such expenses is not authorized under this Article Tenth. If in an action, suit or proceeding brought by or in the right of the association a director of the association is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions contained further below in this Article Tenth or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnifications for expenses reasonably incurred in the defense of such action, suit or

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proceeding. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Article Tenth, the terms "director" and "officer" include the relevant individual's heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Article Tenth shall affect any rights to indemnification to which personnel of the association other than directors and officers may be entitled by contract or otherwise under law.

Notwithstanding any provisions contained above to the contrary, there shall be no indemnification of the association's directors or officers against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association.

The association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the association, or is or was serving at the request of the association as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the association would have the power to indemnify him/her against such liability; except that the association shall have no such power to purchase and maintain insurance coverage for a formal order assessing civil money penalties against a director or employee of the association.

To the fullest extent that the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended, permits elimination or limitation of the liability of directors, and to the extent that such elimination or limitation of the liability of directors is consistent with the relevant provisions of applicable federal statutes and common laws principles recognized and applied by federal courts of competent jurisdiction, no director of the association shall be liable to the association or its stockholders for monetary damages for breach of his/her fiduciary duty as a director.

The provisions of this Article Tenth shall be separable, and if any portion thereof shall be finally adjudged to be invalid, such invalidity shall not affect any other portion which can be given effect.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of

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stock is required by law, and in that case by the vote of the holders of such greater amount.

In witness whereof, we have hereunto set our hands this 28th day of September, 1987.

                                    /s/ Michael S. Fawcett
                                    -------------------------
                                    Michael S. Fawcett

                                    /s/ L. Lee Harrington
                                    -------------------------
                                    L. Lee Harrington

                                    /s/ Howard R. Hill
                                    -------------------------
                                    Howard R. Hill

                                    /s/ Fitz O. Lufkin, Jr.
                                    -------------------------
                                    Fitz O. Lufkin, Jr.

                                    /s/ Peter A. Maistrellis
                                    -------------------------
                                    Peter A. Maistrellis

                                    /s/ Neil St. John Raymond
                                    -------------------------
                                    Neil St. John Raymond

                                    /s/ Donald F. Whiston
                                    -------------------------
                                    Donald F. Whiston